Exhibit 21.1

List of Subsidiaries of the Company (1)

Advanced Assembly, LLC (Michigan) (99.7%)	Lear Corporation Global Development, Inc. (Delaware)
Alfombras San Luis S.A. (Argentina)	Lear Corporation GmbH (Germany)
Autoparts Networks Alliances Sdn. Bhd. (Malaysia) (19.26%)	Lear Corporation Holdings Spain S.L. (Spain)
Beijing BAI Lear Automotive Systems Co., Ltd. (China) (50%)	Lear Corporation Hungary Automotive Manufacturing Kft. (Hungary)
Beijing Lear Automotive Electronics and Electrical Products Co., Ltd. (China) (50%)	Lear Corporation Indonesia PT (Indonesia) (51%) Lear Corporation Italia S.r.l. (Italy)
Beijing Lear Dymos Automotive Systems Co., Ltd. (China) (40%)	Lear Corporation Japan K.K. (Japan)
Changchun Lear FAW Sihuan Automotive Electrical and Electronics Co., Ltd. (China) (49%)	Lear Corporation Mexico S. de R.L. de C.V. (Mexico) Lear Corporation (Nottingham) Limited (United Kingdom)
Changchun Lear FAW Sihuan Automotive Seat Systems Co., Ltd. (China) (49%)	Lear Corporation Pension Scheme Trustees Limited (United Kingdom)
Chongqing Lear Chang’an Automotive Interior Trim Co., Ltd. (China) (55%)	Lear Corporation Poland II Sp. z o.o. (Poland)
Consorcio Industrial Mexicano de Autopartes S. de R.L. de C.V. (Mexico)	Lear Corporation Portugal – Componentes Para Automoveis, S.A. (Portugal)
Dong Kwang Lear Yuhan Hoesa (Korea) (50%)	Lear Corporation Romania S.r.L. (Romania)
Durango Automotive Wiring Systems, S. de R.L. de C.V. (Mexico) (49%)	Lear Corporation Seating France Feignies SAS (France)
Dymos Lear Automotive India Private Limited (India) (35%)	Lear Corporation Seating France Guipry SAS (France)
General Seating (Thailand) Co., Ltd. (Thailand) (50%)	Lear Corporation Seating France SAS (France)
Greenfield Holdings, LLC (Michigan) (99.7%)	Lear Corporation Seating Slovakia s.r.o. (Slovak Republic)
Honduras Electrical Distribution Systems S. de R.L. de C.V. (Honduras) (49%)	Lear Corporation Silao S. de R.L. de C.V. (Mexico)
Industrias Cousin Freres S.L. (Spain) (49.99%)	Lear Corporation South East Asia Co., Ltd. (Thailand) (99.55%)
Industrias Lear de Argentina SrL (Argentina)	Lear Corporation Spain S.L. (Spain)
Insys – Interior Systems SA (Argentina) (5%)	Lear Corporation S.r.L. (Moldova)
Integrated Manufacturing and Assembly, LLC (Michigan) (49%)	Lear Corporation Sweden AB (Sweden)
International Automotive Components Group LLC (Delaware) (30.45%)	Lear Corporation UK Holdings Limited (United Kingdom)
International Automotive Components Group North America, LLC (Delaware) (22.88%) (2)	Lear Corporation UK Interior Systems Limited (United Kingdom) Lear do Brasil Industria e Comercio de Interiores Automotivos Ltda. (Brazil)
Jiangxi Jiangling Lear Interior Systems Co. Ltd. (China) (50%)	Lear Dongfeng Automotive Seating Co., Ltd. (China) (50%)
John Cotton Plastics Limited (United Kingdom)	Lear East European Operations GmbH (Luxembourg)
Kyungshin-Lear Sales and Engineering LLC (Delaware) (49%)	Lear EEDS Joint Venture Holdings Ltd. (Cayman Islands)
Lear #50 Holdings, L.L.C. (Delaware)	Lear Electrical Systems de Mexico S. de R.L. de C.V. (Mexico)
Lear (Luxembourg) GmbH (Luxembourg)	Lear European Holding S.L. (Spain)
Lear Automotive Corporation Singapore Pte. Ltd. (Singapore)	Lear European Operations Corporation (Delaware)
Lear Automotive (EEDS) Almussafes Services S.L. (Spain)	Lear Financial Services (Netherlands) B.V. (Netherlands)
Lear Automotive (EEDS) Tunisia SarL (Tunisia)	Lear Holdings (Hungary) Kft. (Hungary)
Lear Automotive EEDS Honduras, S.A. (Honduras)	Lear Holdings S. de R.L. de C.V. (Mexico)
Lear Automotive Electronics and Electrical Products (Shanghai) Co., Ltd. (China)	Lear Korea Yuhan Hoesa (Korea)
Lear Automotive Fabrics (Rui’An) Co., Ltd. (China) (75%)	Lear Luxembourg Holdings GmbH (Luxembourg)
Lear Automotive France SAS (France)	Lear Mexican Holdings, L.L.C. (Delaware)
Lear Automotive India Private Limited (India)	Lear Mexican Seating Corporation (Delaware)
Lear Automotive Manufacturing, L.L.C. (Delaware)	Lear Mexican Trim Operations S. de R.L. de C.V. (Mexico)
Lear Automotive Metals (Wuhan) Co., Ltd. (China)	Lear North European Operations GmbH (Luxembourg)
Lear Automotive Morocco SAS (Morocco)	Lear Operations Corporation (Delaware)
Lear Automotive Services (Netherlands) B.V. (Netherlands)	Lear Otomotiv Sanayi ve Ticaret Limited Sirketi (Turkey)
Lear Automotive Systems (Chongqing) Co., Ltd. (China)	Lear Seating (Thailand) Corp. Ltd. (Thailand) (99.56%)
Lear Automotive Systems (Shenyang) Co., Ltd. (China)	Lear Sewing (Pty.) Ltd. (South Africa)
Lear Automotive Systems (Yangzhou) Co., Ltd (China)	Lear Shanghai Automotive Metals Co., Ltd. (China)
Lear Canada (Canada)	Lear Shurlok Electronics (Proprietary) Limited (South Africa) (51%)
Lear Canada Investments Ltd. (Canada)	Lear South Africa Limited (Cayman Islands)
Lear Car Seating do Brasil Industria e Comercio de Interiores	Lear South American Holdings Corporation (Delaware)
Automotivos Ltda. (Brazil)	Lear Thailand Investments LLC (Delaware)
Lear Changan (Chongqing) Automotive System Co., Ltd. (China) (55%)	Lear Trim Oto Yan Sanayi Limited Sirketi (Turkey)
Lear Corporation (Mauritius) Limited (Mauritius)	Lear Tuchfabrik GmbH (Germany)
Lear Corporation (Shanghai) Limited (China)	Lear UK Acquisition Limited (United Kingdom)
Lear Corporation (UK) Limited (United Kingdom)	Lear West European Operations GmbH (Luxembourg)
Lear Corporation (Vietnam) Limited (Vietnam)	Markol Otomotiv Yan Sanayi ve Ticaret A.S. (Turkey) (35%)
Lear Corporation Asientos S.L. (Spain)	Martur Sunger ve Koltuk Tesisleri Ticaret A.S. (Turkey) (.007%)
Lear Corporation Austria GmbH in Liquidation (Austria)	Mawlaw 569 Limited (United Kingdom)
Lear Corporation Automotive Electronics Morocco SAS (Morocco)	OOO Lear (Russia)
Lear Corporation Belgium CVA (Belgium)	Shanghai Lear Automotive Systems Co., Ltd. (China)
Lear Corporation Beteiligungs GmbH (Germany)	Shanghai Lear STEC Automotive Parts Co., Ltd. (China) (55%)
Lear Corporation Canada, Ltd. (Canada) Lear Corporation Changchun Automotive Interior Systems Co., Ltd. (China)	Shenyang Lear Automotive Seating and Interior Systems Co., Ltd. (China) (60%)
Lear Corporation China Ltd. (Mauritius)	Tacle Automotive India Private Limited (India) (51%)
Lear Corporation Czech Republic s.r.o. (Czech Republic)	Tacle Guangzhou Automotive Seat Co., Ltd. (China) (20%)
Lear Corporation EEDS and Interiors (Delaware)	Tacle Seating (Thailand) Co., Ltd. (Thailand) (51%)
Lear Corporation France SAS (France)	Tacle Seating UK Limited (United Kingdom) (51%)

TACLE Seating USA, LLC (Michigan) (49%)
TS Lear Automotive (Malaysia) Sdn. Bhd. (Malaysia) (90%)
Wuhan Lear-DFM Auto Electric Company, Limited (China) (75%)
Wuhan Lear DFM Yunhe Automotive Seating Co., Ltd. (China) (40%)
Wuhan Lear-Yunhe Automotive Interior System Co., Ltd. (China) (50%)
Zhengzhou Lear DFM Taixin Automotive Seating Co., Ltd. (China) (25.5%)

(1)	All subsidiaries are wholly owned unless otherwise indicated.
(2)	Includes 84 subsidiaries owned by International Automotive Components Group North America, LLC (Delaware), of which 44 operate in the United States and 40 operate in foreign countries.